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EXHIBIT 23.2

CONSENT OF SIEGEL, SMITH & GARBER, LLP

CONSENT OF
SIEGEL, SMITH & GARBER, LLP
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Remedent USA, Inc.
Escondido, California

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 and in the related Prospectus, of our report dated May 23, 2000 relating to the financial statements of Remedent USA, Inc. as of March 31, 2000 and March 31, 1999.

/s/ SIEGEL, SMITH & GARBER, LLP Siegel, Smith & Garber, LLP

Solana Beach, California
Dated: May 22, 2001

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EXHIBIT 23.2 CONSENT OF SIEGEL, SMITH & GARBER, LLP
CONSENT OF SIEGEL, SMITH & GARBER, LLP INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS